The Genlyte Group Incorporated
10350 Ormsby Park Place, Suite 601
Louisville, KY 40223

News Release	For Immediate Release

Contact: William G. Ferko, CFO
(502) 420-9502

PHILIPS TO ACQUIRE GENLYTE

Philips to Acquire Genlyte in an All-Cash Transaction for USD 95.50 per share

Louisville, Kentucky – November 26, 2007 – The Genlyte Group Incorporated (Nasdaq: GLYT) (“Genlyte”), a leading manufacturer of lighting fixtures, controls, and related products for the commercial, industrial and residential markets, today announced that it has entered into a definitive merger agreement with Philips Holding USA Inc. (“Philips”), a fully- owned subsidiary of Royal Philips Electronics (AEX:PHI, NYSE:PHG) pursuant to which Philips will acquire Genlyte in an all-cash transaction for approximately USD 2.7 billion that will create one of the world leaders in lighting fixtures, controls and related products. The acquisition will be conducted by means of a tender offer for all of the issued and outstanding shares of Genlyte, followed by the merger of Genlyte with Philips’ acquisition subsidiary. The tender offer is subject to a number of customary closing conditions and is expected to close in the first quarter of 2008.

Under the terms of the merger agreement, Philips will commence a tender offer for all issued and outstanding shares of Genlyte stock at a price of USD 95.50 per share in cash within 10 business days of November 25, 2007. The Board of Directors of Genlyte has unanimously approved the transaction and has recommended that Genlyte stockholders accept the offer and tender their shares of Genlyte pursuant to the offer.

“This offer creates outstanding value for our stockholders and enables our management and talented associates to continue our successful strategy,” said Larry K. Powers, Chairman, President and Chief Executive Officer of Genlyte. “This reflects the strength of Genlyte’s brands, strong customer relationships, and many years of successful growth in sales and earnings. We are especially pleased that we have the opportunity to build upon these assets as we join an entity that understands the lighting fixtures and controls industry and can bring us extensive creative solutions and financial resources to further grow our business. We view this merger as an exciting opportunity for everyone, and as a result the Board unanimously recommended the offer to our stockholders.”

McDermott Will & Emery LLP served as legal advisor and Sagent Advisors Inc. and J.P. Morgan Securities Inc. served as financial advisors to Genlyte.

Live audio of Genlyte’s conference call with securities analysts, scheduled for 11 a.m. EDT on November 26, 2007, can be accessed from the investor relations section of Genlyte’s website (http://www.genlyte.com) or from http://www.visualwebcaster.com/event.asp?id=44287.  An audio replay of the call will be available for 90 days.

Important Additional Information Will Be Filed with the Securities and Exchange Commission (“SEC”)

The tender offer described in this filing has not yet commenced, and this filing is neither an offer to purchase nor a solicitation of an offer to sell the Company's common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE TENDER OFFER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed by Philips Holding USA Inc. with the SEC, and the solicitation/recommendation statement will be filed by the Company with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by the Company or Philips Holding USA Inc. with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer statement and related materials, solicitation/recommendation statement, and such other documents may be obtained for free by directing such requests to The Genlyte Group Incorporated, 10350 Ormsby Park Place, Suite 601, Louisville, KY, (502) 420-9502, attention: William G. Ferko.

About Genlyte

The Genlyte Group Incorporated (Nasdaq: GLYT) is a leading manufacturer of lighting fixtures, controls, and related products for the commercial, industrial and residential markets. Genlyte sells lighting and lighting accessory products under the major brand names of Alkco, Allscape, Ardee, Canlyte, Capri/Omega, Carsonite, Chloride Systems, Crescent, D’ac, Day-Brite, Gardco, Guth, Hadco, Hanover Lantern, High-Lites, Hoffmeister, Lam, Ledalite, Lightolier, Lightolier Controls, Lumec, Morlite, Nessen, Quality, Shakespeare Composite Structures, Specialty, Stonco, Strand, Thomas Lighting, Thomas Lighting Canada, Vari-Lite, Vista, and Wide-Lite. For additional information about Genlyte please refer to the Company’s web site at: http://www.genlyte.com.

Safe Harbor Statement

Certain statements in this news release, including without limitation expectations as to future sales and operating results, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Words such as “expects,” “anticipates,” “believes,” “plans,” “intends,” “estimates,” “projects,” “forecasts,” “outlook,” and similar expressions are intended to identify such forward-looking statements. The statements involve known and unknown risks, uncertainties, and other factors which may cause the company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following: the highly competitive nature of the lighting business; the overall strength or weakness of the economy, construction activity, and the commercial, residential, and industrial lighting markets; the ability to maintain or increase prices; customer acceptance of new product offerings; ability to sell to targeted markets; the performance of our specialty and niche businesses; availability and cost of input materials; work interruption by union employees; increases in energy and freight costs; workers’ compensation, casualty and group health insurance costs; increases in interest costs arising from an increase in rates; the operating results of recent acquisitions; future acquisitions; foreign currency exchange rates; changes in tax rates or laws, and changes in accounting standards. We will not undertake and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.